UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 W. Morse Boulevard, Suite 220
Winter Park, FL 32789

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (321) 972-1583

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	OTC Pink: IRRXU	N/A
Class A common stock, par value $0.0001	OTC Pink: IRRX	N/A
Warrant	OTC Pink: IRRXW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, Mr. Travis R. Clemins was appointed by the board of directors of Integrated Rail and Resources Acquisition Corp. (the “Company”) as chief administrative officer of the Company. Mr. Clemins is a combat-proven operational leader with over 20 years of military service and is a retired U.S. Navy Commander, and a FINRA-registered licensed investment banker.

Mr. Clemins has extensive experience leading cross-functional teams resulting in successful kinetic military engagements, executive-level leadership, and managing large scale IT infrastructure projects. Since November 2023, he has held the position of Vice President of Investments for Campfire Capital. His most recent leadership roles include serving as Operations Officer of the Joint Reserve Intelligence Center in Denver representing the Defense Intelligence Agency, from January 2020 to October 2023, and as the Chief Targeting Officer at U.S. Northern Command from January 2017 to January 2020. Previously, he was Officer-in-Charge of the Fleet Intelligence Adaptive Force at the U.S. Navy 5th Fleet Headquarters in Bahrain where he led kinetic strikes in response to hostile actions against American and allied interests in the Persian Gulf and Red Sea regions. He also previously served as the Intelligence Officer for Naval Special Warfare Unit-10 where he conducted intelligence collection and targeting activities for SEAL Teams deployed throughout Africa.

In the private sector, Mr. Clemins is a registered licensed securities professional and investment banker with the Financial Industry Regulatory Authority (“FINRA”). He holds multiple FINRA licenses, including the Series 7, 63 and 79. Mr. Clemins earned Master’s degrees from both Johns Hopkins University and the U.S. Naval War College, and a Bachelor’s degree from the University of Colorado at Boulder.

No family relationships exist between Mr. Clemins and the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Clemins and any other persons pursuant to which he was selected as chief administrative officer. There are no related party transactions involving Mr. Clemins that are reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

Dated: June 12, 2025	By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chief Executive Officer

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